Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP October 25, 2023

Ameriprise Financial Reports
Third Quarter 2023 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q3 2023		Q3 2023
GAAP	$8.14	GAAP	44.4%
Adjusted Operating	$6.96	Adjusted Operating	48.4%
Adjusted Operating ex Unlocking (2)	$7.68	Adjusted Operating ex Unlocking (2)	49.6%

•Third quarter adjusted operating earnings per diluted share excluding unlocking was $7.68, up 21 percent from the prior year, driven by the strength of the company’s diversified business model.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another strong quarter amid a challenging operating environment, demonstrating the strength and flexibility of our diversified business.

Wealth Management remains our primary growth driver with good client flows and excellent client-advisor engagement. Complementing Wealth Management are our differentiated Retirement and Protection Solutions and global Asset Management businesses that are generating strong financial results.

As a firm, our excellent capital management, consistent financial results and proven expense discipline position us well.”

•Third quarter GAAP net income per diluted share was $8.14 compared to $9.41 a year ago, primarily from market impacts on the valuation of derivatives and market risk benefits, as well as unlocking.
•Assets under management and administration reached $1.2 trillion, up 12 percent from strong client net inflows and market appreciation.
•Adjusted operating net revenues increased 11 percent from organic growth, higher spread revenues and equity market appreciation.
•General and administrative expense remained well managed, up 4 percent. The company made growth investments in attractive areas and continued to manage expenses tightly.
•Pretax adjusted operating margin excluding unlocking reached a new high of 27 percent and adjusted operating ROE excluding unlocking was 50 percent.
•Free cash flow remained approximately 90 percent of earnings, reflecting continued strong performance across market environments. Balance sheet fundamentals were strong with $1.4 billion of excess capital, $1.9 billion of holding company available liquidity, effective hedging and a high-quality, diversified investment portfolio.

•Balance sheet strength and free cash flow generation enabled consistent capital return to shareholders. In the quarter, the company returned $663 million of capital to shareholders, which was approximately 80 percent of adjusted operating earnings excluding unlocking.

•Ameriprise is expected to close on its partnership with Comerica Bank in November.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.
(2) Unlocking impacts reflect the company’s annual review of insurance and annuity valuation assumptions and model changes.

Ameriprise Financial, Inc.
Third Quarter Summary
	Quarter Ended September 30,		% Better/ (Worse)	Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022		2023	2022
GAAP net income	$872	$1,061	(18)%	$2,179	$2,500	(13)%
Adjusted operating earnings	$745	$823	(9)%	$2,350	$2,153	9%
Adjusted operating earnings excluding unlocking (see reconciliation starting on p. 25)	$823	$716	15%	$2,428	$2,046	19%

GAAP net income per diluted share	$8.14	$9.41	(13)%	$20.08	$21.85	(8)%
Adjusted operating earnings per diluted share	$6.96	$7.30	(5)%	$21.66	$18.82	15%
Adjusted operating earnings per diluted share excluding unlocking (see reconciliation starting on p. 25)	$7.68	$6.35	21%	$22.38	$17.88	25%

GAAP Return on Equity, ex. AOCI	44.4%	55.7%		44.4%	55.7%
Adjusted Operating Return on Equity, ex. AOCI	48.4%	49.9%		48.4%	49.9%
Adjusted Operating Return on Equity, ex. AOCI and unlocking (see reconciliation on p. 30)	49.6%	48.0%		49.6%	48.0%

GAAP Equity, ex. AOCI	$6,665	$6,283	6%	$6,665	$6,283	6%
Available Capital for Capital Adequacy (see reconciliation on p. 28)	$5,247	$5,259	-	$5,247	$5,259	-

Weighted average common shares outstanding:
Basic	104.9	110.5		106.4	112.1
Diluted	107.1	112.7		108.5	114.4

Current quarter GAAP results included after-tax net realized investment losses of $30 million primarily from continued investment portfolio repositioning to capture the benefit of higher interest rates and $9 million of integration costs, primarily related to the acquisition of BMO EMEA. In October, the company accomplished a major milestone in the BMO integration with the completion of the order management system platform conversion.

The company completed its annual actuarial assumption update in the quarter, which resulted in an unfavorable after-tax impact of $78 million or $0.72 per share. This was primarily related to updated persistency assumptions for variable annuities.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,407	$2,137	13%

Distribution expenses	1,253	1,149	(9)%
Interest and debt expense	6	3	NM
General and administrative expenses (1)	419	390	(7)%
Adjusted operating expenses	1,678	1,542	(9)%
Pretax adjusted operating earnings	$729	$595	23%

Pretax adjusted operating margin (1)	30.3%	27.8%	250 bps

(1) Excluding $20 million regulatory accrual, G&A was up 2 percent to $399 million and margin increased 330 basis points to 31.1 percent.
NM Not Meaningful - variance equal to or greater than 100%

	Quarter Ended September 30,		% Better/ (Worse)
(in billions, unless otherwise noted)	2023	2022
Total client assets	$816	$711	15%
Total client net flows	$8.9	$11.2	(20)%
Wrap net flows	$5.4	$6.4	(16)%
AWM cash balances	$40.5	$46.3	(13)%
Adjusted operating net revenue per advisor (TTM in thousands)	$901	$819	10%

Advice & Wealth Management pretax adjusted operating earnings were strong at $729 million, up 23 percent. Results included a $20 million accrual for an industry-wide regulatory matter relating to electronic communication recordkeeping requirements. Excluding the accrual, pretax adjusted operating earnings increased 26 percent with a pretax adjusted operating margin of 31.1 percent.

Adjusted operating net revenues increased 13 percent to $2.4 billion from continued growth in client assets in both wrap and brokerage accounts, as well as higher investment earnings from cash products, which is expected to remain a sustainable driver of revenue going forward.

Adjusted operating expenses increased 9 percent to $1.7 billion compared to a year ago. Distribution expenses increased 9 percent. General and administrative expense was $419 million and included the regulatory accrual. Excluding the accrual, general and administrative expense was $399 million, up 2 percent and the company continues to expect mid-single-digit growth for the full year.

The Wealth Management business delivered continued balanced profitable organic growth. Clients and advisors remained engaged and focused on positioning portfolios to meet financial planning goals through the market cycle. Clients remain heavily concentrated in yield-oriented products and have not begun putting cash back to work given the current environment.
•Total client net flows were $9 billion in the quarter and were $43 billion over the past year.
•Bank and certificate assets grew 37 percent year-over-year to $35 billion, and cash sorting slowed throughout the quarter.
•Advisor headcount was 10,258, reflecting good advisor retention coupled with the addition of 64 experienced advisors in the quarter.
•Adjusted operating net revenue per advisor on a trailing 12-month basis was $901,000, up 10 percent from enhanced productivity, business growth and market appreciation.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$826	$823	-

Distribution expenses	234	238	2%
Amortization of deferred acquisition costs	1	2	50%
Interest and debt expense	2	1	NM
General and administrative expenses	390	391	-
Adjusted operating expenses	627	632	1%
Pretax adjusted operating earnings	$199	$191	4%

Net pretax adjusted operating margin (1)	35.7%	35.6%

	Quarter Ended September 30,		% Better/ (Worse)
(in billions)	2023	2022
Total segment AUM	$587	$546	7%

Net Flows
Global Retail net flows, ex. legacy insurance partners flows	$(3.8)	$(5.3)	27%
Global Institutional net flows, ex. legacy insurance partners flows	0.5	3.9	(89)%
Legacy insurance partners flows	(0.9)	(1.0)	10%
Total segment net flows	$(4.2)	$(2.4)	(77)%

Model delivery AUA Flows (2)	$0.2	$(0.5)	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management adjusted operating net revenues were $826 million and pretax adjusted operating earnings were $199 million, up 4 percent in a challenging environment. Financial results reflected equity market appreciation, disciplined expense management and $7 million of favorable timing-related items, which more than offset the cumulative impact of net outflows. Net pretax adjusted operating margin was 36 percent and above the company’s targeted range of 31 to 35 percent.

Adjusted operating expenses decreased 1 percent, with general and administrative expenses down $1 million. The company has begun implementing more comprehensive expense management initiatives in light of the environment and its objective to improve the margin. Excluding the impact of foreign exchange translation, general and administrative expenses were down 3 percent.

Total assets under management increased 7 percent to $587 billion as equity market appreciation and foreign exchange translation were partially offset by net outflows. The fee rate remained stable on a sequential basis. Long term 3-, 5- and 10-year investment performance remained strong and there was notable improvement in 1-year fixed income performance.

In the quarter, net outflows were $4.2 billion reflecting the challenging market environment. Flows included $0.9 billion of outflows related to legacy insurance partners.
•Retail net outflows were $3.8 billion reflecting continued weak gross sales consistent with the industry that were partially offset by a significant improvement in redemptions.
•Global institutional inflows were $0.5 billion with fundings primarily in liability-driven investment and emerging market equity mandates.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$876	$783	12%
Adjusted operating expenses	776	458	(69)%
Pretax adjusted operating earnings (including unlocking)	$100	$325	(69)%
Unlocking	(104)	128	NM
Pretax adjusted operating earnings excluding unlocking	$204	$197	4%

NM Not Meaningful - variance equal to or greater than 100%

Retirement & Protection Solutions pretax adjusted operating earnings excluding unlocking were $204 million versus $197 million last year, with strong sales growth. The business continued to generate strong free cash flow and a high return on capital.

Retirement & Protection Solutions sales improved in the quarter, with protection sales up 22 percent to $79 million primarily in higher-margin VUL products. Variable annuity sales grew 18 percent to $1.1 billion with the majority of sales in structured variable annuities.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended September 30,		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Corporate & Other	$(74)	$(73)	(1)%
Closed Blocks (1)	2	(5)	NM
Pretax adjusted operating earnings	$(72)	$(78)	8%
Unlocking	5	7	(29)%
Pretax adjusted operating earnings excluding unlocking	$(77)	$(85)	9%

Long Term Care excluding unlocking	$5	$(6)	NM
Fixed Annuities excluding unlocking	(8)	(6)	(33)%
Pretax adjusted operating earnings excluding unlocking	$(3)	$(12)	75%

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $72 million.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $74 million, which was in line with the prior year period. The loss included $7 million of severance expense related to the company’s expense management initiatives and are designed to improve operating efficiency and effectiveness, which commenced in the quarter.

Long Term Care pretax adjusted operating earnings excluding unlocking were in line with expectations at $5 million.

Fixed Annuities pretax adjusted operating loss was in line with expectations at $8 million.

Taxes
The operating effective tax rate increased to 22.1 percent for the third quarter and 20.5 percent on a year-to-date basis. Excluding the impact from the regulatory accrual, the operating effective tax rate in the quarter was 21.6 percent. The effective tax rate is expected to be at the higher end of the 20 to 21 percent range for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive investment advice, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, Columbia Threadneedle Asset Managers Limited, Columbia Threadneedle (EM) Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating measures, available capital for capital adequacy and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, net pretax adjusted operating margin, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;
•statements about the closing date of the partnership with Comerica;

•statements about higher investment earnings from cash product being a sustainable driver of revenue going forward;
•statements regarding general and administrative expenses in Advice & Wealth Management;
•statements estimating full year 2023 operating effective tax rate; and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “commitment,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended September 30, 2023.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)
Revenues
Management and financial advice fees	$2,287	$2,172	5%	$2,199	4%
Distribution fees	463	506	(8)%	482	(4)%
Net investment income	809	349	NM	811	-
Premiums, policy and contract charges	390	354	10%	383	2%
Other revenues	127	118	8%	132	(4)%
Total revenues	4,076	3,499	16%	4,007	2%
Banking and deposit interest expense	151	15	NM	131	(15)%
Total net revenues	3,925	3,484	13%	3,876	1%

Expenses
Distribution expenses	1,297	1,198	(8)%	1,248	(4)%
Interest credited to fixed accounts	139	157	11%	161	14%
Benefits, claims, losses and settlement expenses	120	81	(48)%	327	63%
Remeasurement (gains) losses of future policy benefit reserves	(12)	(1)	NM	—	-
Change in fair value of market risk benefits	168	(321)	NM	(99)	NM
Amortization of deferred acquisition costs	62	58	(7)%	61	(2)%
Interest and debt expense	84	52	(62)%	84	-
General and administrative expense	950	925	(3)%	967	2%
Total expenses	2,808	2,149	(31)%	2,749	(2)%
Pretax income	1,117	1,335	(16)%	1,127	(1)%
Income tax provision	245	274	11%	237	(3)%
Net income	$872	$1,061	(18)%	$890	(2)%

Earnings per share
Basic earnings per share	$8.31	$9.60		$8.36
Earnings per diluted share	$8.14	$9.41		$8.21

Weighted average common shares outstanding
Basic	104.9	110.5		106.4
Diluted	107.1	112.7		108.4

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Assets Under Management and Administration
Advice & Wealth Management AUM	$440,703	$382,364	15%	$451,249	(2)%
Asset Management AUM	587,171	546,493	7%	616,598	(5)%
Corporate AUM	349	170	NM	297	18%
Eliminations	(37,795)	(35,494)	(6)%	(39,308)	4%
Total Assets Under Management	990,428	893,533	11%	1,028,836	(4)%
Total Assets Under Administration	242,336	207,965	17%	247,952	(2)%
Total AUM and AUA	$1,232,764	$1,101,498	12%	$1,276,788	(3)%

S&P 500
Daily average	4,456	3,983	12%	4,207	6%
Period end	4,288	3,586	20%	4,450	(4)%

Weighted Equity Index (WEI) (1)
Daily average	2,903	2,606	11%	2,769	5%
Period end	2,788	2,347	19%	2,900	(4)%

Common shares
Beginning balance	102.8	108.4	(5)%	104.4	(2)%
Repurchases	(1.5)	(1.8)	17%	(1.6)	6%
Issuances	0.3	0.1	NM	—	-
Other	(0.2)	—	-	—	-
Total common shares outstanding	101.4	106.7	(5)%	102.8	(1)%
Restricted stock units	2.6	2.8	(7)%	2.7	(4)%
Total basic common shares outstanding	104.0	109.5	(5)%	105.5	(1)%
Total potentially dilutive shares	2.2	2.3	(4)%	2.1	5%
Total diluted shares	106.2	111.8	(5)%	107.6	(1)%

Capital Returned to Shareholders
Dividends paid	$143	$140	2%	$146	(2)%
Common stock share repurchases	520	492	6%	492	6%
Total Capital Returned to Shareholders	$663	$632	5%	$638	4%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Advisory fees	$1,228	$1,107	11%	$1,154	6%
Financial planning fees	102	97	5%	104	(2)%
Transaction and other fees	94	93	1%	96	(2)%
Total management and financial advice fees	1,424	1,297	10%	1,354	5%
Distribution fees:
Mutual funds	184	180	2%	179	3%
Insurance and annuity	226	205	10%	222	2%
Off-Balance sheet brokerage cash	58	110	(47)%	84	(31)%
Other products	84	84	-	84	-
Total distribution fees	552	579	(5)%	569	(3)%
Net investment income	517	219	NM	483	7%
Other revenues	65	57	14%	68	(4)%
Total revenues	2,558	2,152	19%	2,474	3%
Banking and deposit interest expense	151	15	NM	131	(15)%
Adjusted operating total net revenues	2,407	2,137	13%	2,343	3%

Expenses
Distribution expenses	1,253	1,149	(9)%	1,196	(5)%
Interest and debt expense	6	3	NM	6	-
General and administrative expense	419	390	(7)%	410	(2)%
Adjusted operating expenses	1,678	1,542	(9)%	1,612	(4)%
Pretax adjusted operating earnings	$729	$595	23%	$731	-

Pretax adjusted operating margin	30.3%	27.8%		31.2%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

AWM Total Client Assets	$816,019	$711,428	15%	$833,347	(2)%

Total Client Flows	$8,901	$11,164	(20)%	$9,408	(5)%

Total Wrap Accounts
Beginning assets	$454,689	$399,287	14%	$434,674	5%
Net flows	5,391	6,449	(16)%	5,610	(4)%
Market appreciation (depreciation) and other	(16,019)	(20,526)	22%	14,405	NM
Total wrap ending assets	$444,061	$385,210	15%	$454,689	(2)%

Advisory wrap account assets ending balance (1)	$439,341	$381,136	15%	$449,857	(2)%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$2,554	$3,345	(24)%	$2,605	(2)%
On-balance sheet - bank	20,970	18,594	13%	20,933	-
On-balance sheet - certificate	12,612	6,202	NM	12,069	4%
Total on-balance sheet	$36,136	$28,141	28%	$35,607	1%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$4,347	$18,155	(76)%	$6,413	(32)%
Total brokerage cash & certificates balances	$40,483	$46,296	(13)%	$42,020	(4)%

Gross Fee Yield
On-balance sheet - broker dealer	5.30%	1.74%		4.72%
On-balance sheet - bank	4.97%	2.98%		4.76%
On-balance sheet - certificates	5.40%	2.75%		5.20%
Off-balance sheet - broker dealer	4.28%	2.13%		4.14%

Financial Advisors
Employee advisors	2,104	2,089	1%	2,108	-
Franchisee advisors	8,154	8,193	-	8,166	-
Total financial advisors	10,258	10,282	-	10,274	-

Advisor Retention
Employee	92.2%	91.9%		92.0%
Franchisee	92.8%	94.4%		93.0%

(1) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$499	$509	(2)%	$490	2%
Institutional	165	159	4%	157	5%
Transaction and other fees	50	51	(2)%	48	4%
Revenue from other sources (1)	3	4	(25)%	4	(25)%
Total management and financial advice fees	717	723	(1)%	699	3%
Distribution fees:
Mutual funds	53	56	(5)%	51	4%
Insurance and annuity	39	40	(3)%	39	-
Total distribution fees	92	96	(4)%	90	2%
Net investment income	10	2	NM	10	-
Other revenues	7	2	NM	9	(22)%
Total revenues	826	823	-	808	2%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	826	823	-	808	2%

Expenses
Distribution expenses	234	238	2%	233	-
Amortization of deferred acquisition costs	1	2	50%	2	50%
Interest and debt expense	2	1	NM	1	NM
General and administrative expense	390	391	-	410	5%
Adjusted operating expenses	627	632	1%	646	3%
Pretax adjusted operating earnings	$199	$191	4%	$162	23%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$826	$823	-	$808	2%
Distribution pass through revenues	(186)	(187)	1%	(183)	(2)%
Subadvisory and other pass through revenues	(96)	(91)	(5)%	(95)	(1)%
Net adjusted operating revenues	$544	$545	-	$530	3%

Pretax adjusted operating earnings	$199	$191	4%	$162	23%
Adjusted operating net investment income	(10)	(2)	NM	(10)	-
Amortization of intangibles	5	5	-	6	(17)%
Net adjusted operating earnings	$194	$194	-	$158	23%

Pretax adjusted operating margin	24.1%	23.2%		20.0%
Net pretax adjusted operating margin (2)	35.7%	35.6%		29.8%

Performance fees (3)
Performance fees	$7	$1	NM	$1	NM
General and administrative expense related to performance fees	1	—	-	1	-
Net performance fees	$6	$1	NM	$—	-

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$327,420	$322,938	1%	$321,391	2%
Inflows	11,223	11,715	(4)%	11,547	(3)%
Outflows	(15,166)	(17,642)	14%	(16,323)	7%
Net VP/VIT fund flows	(1,216)	(999)	(22)%	(1,270)	4%
Net new flows	(5,159)	(6,926)	26%	(6,046)	15%
Reinvested dividends	1,320	1,647	(20)%	1,265	4%
Net flows	(3,839)	(5,279)	27%	(4,781)	20%
Distributions	(1,514)	(1,861)	19%	(1,544)	2%
Market appreciation (depreciation) and other	(8,478)	(15,281)	45%	9,885	NM
Foreign currency translation (1)	(3,419)	(4,314)	21%	2,469	NM
Total ending assets	310,170	296,203	5%	327,420	(5)%
% of total retail assets sub-advised	16.0%	15.7%		15.9%

Global Institutional
Beginning assets	289,178	275,212	5%	286,288	1%
Inflows (2)	8,404	14,932	(44)%	11,708	(28)%
Outflows (2)	(8,809)	(12,056)	27%	(12,180)	28%
Net flows	(405)	2,876	NM	(472)	14%
Market appreciation (depreciation) and other (3)	(4,607)	(17,785)	74%	(1,852)	NM
Foreign currency translation (1)	(7,165)	(10,013)	28%	5,214	NM
Total ending assets	277,001	250,290	11%	289,178	(4)%

Total managed assets	$587,171	$546,493	7%	$616,598	(5)%

Total net flows	$(4,244)	$(2,403)	(77)%	$(5,253)	19%

Legacy insurance partners flows	$(950)	$(1,053)	10%	$(1,377)	31%

Total Assets Under Advisement (4)	$26,756	$22,313	20%	$25,282	6%
Model delivery AUA flows (5)	$213	$(542)	NM	$488	(56)%

(1) Amounts represent local currency to US dollar translation for reporting purposes.
(2) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(3) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(4) Assets are presented on a one-quarter lag.
(5) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Total Managed Assets by Type
Equity	$299,078	$278,446	7%	$316,092	(5)%
Fixed income	214,839	194,643	10%	225,520	(5)%
Money market	22,719	21,261	7%	22,439	1%
Alternative	33,602	35,238	(5)%	35,088	(4)%
Hybrid and other	16,933	16,905	-	17,459	(3)%
Total managed assets by type	$587,171	$546,493	7%	$616,598	(5)%

Average Managed Assets by Type (1)
Equity	$313,909	$305,078	3%	$309,576	1%
Fixed income	222,745	214,305	4%	223,766	-
Money market	22,583	18,499	22%	22,945	(2)%
Alternative	34,797	36,962	(6)%	34,888	-
Hybrid and other	17,533	18,417	(5)%	17,152	2%
Total average managed assets by type	$611,567	$593,261	3%	$608,327	1%

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	3 Qtr 2023

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	66%	72%	77%	87%
Fixed Income	64%	61%	74%	85%
Asset Allocation	69%	52%	74%	90%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	112	74	94	97

Retail Fund performance rankings for each fund are measured on a consistent basis against the most appropriate peer group or index. Peer groupings of Columbia funds are defined by Lipper category and are based on the Primary Share Class (i.e., Institutional if available, otherwise Advisor or Instl3 share class), net of fees. Peer groupings of Threadneedle funds are defined by either IA or Morningstar index and are based on the Primary Share Class. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 09/30/23. Columbia funds are available for purchase by U.S. customers. Out of 99 Columbia funds rated (based on primary share class), 9 received a 5-star Overall Rating and 31 received a 4-star Overall Rating. Out of 150 Threadneedle funds rated (based on highest-rated share class), 17 received a 5-star Overall Rating and 55 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2023 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$186	$189	(2)%	$185	1%
Distribution fees	101	101	-	100	1%
Net investment income	215	151	42%	203	6%
Premiums, policy and contract charges	372	339	10%	368	1%
Other revenues	2	3	(33)%	2	-
Total revenues	876	783	12%	858	2%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	876	783	12%	858	2%

Expenses
Distribution expenses	117	106	(10)%	120	3%
Interest credited to fixed accounts	94	97	3%	94	-
Benefits, claims, losses and settlement expenses	168	113	(49)%	188	11%
Remeasurement (gains) losses of future policy benefit reserves	(10)	5	NM	(4)	NM
Change in fair value of market risk benefits	259	(11)	NM	123	NM
Amortization of deferred acquisition costs	57	56	(2)%	57	-
Interest and debt expense	12	10	(20)%	12	-
General and administrative expense	79	82	4%	79	-
Adjusted operating expenses	776	458	(69)%	669	(16)%
Pretax adjusted operating earnings	$100	$325	(69)%	$189	(47)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Variable Annuities Rollforwards
Beginning balance	$78,549	$75,687	4%	$76,809	2%
Deposit	1,087	923	18%	940	16%
Withdrawals and terminations	(1,736)	(1,419)	(22)%	(1,712)	(1)%
Net flows	(649)	(496)	(31)%	(772)	16%
Investment performance and interest credited	(2,816)	(3,929)	28%	2,512	NM
Total ending balance - contract accumulation values	$75,084	$71,262	5%	$78,549	(4)%

Variable annuities fixed sub-accounts	$4,395	$4,887	(10)%	$4,524	(3)%

Life Insurance In Force	$198,527	$198,510	-	$198,686	-

Net Amount at Risk (Life)	$37,917	$39,400	(4)%	$37,708	1%

Net Policyholder Reserves
VUL/UL	$13,814	$12,718	9%	$14,170	(3)%
Term and whole life	175	192	(9)%	188	(7)%
Disability insurance	500	531	(6)%	539	(7)%
Other insurance	542	565	(4)%	548	(1)%
Total net policyholder reserves	$15,031	$14,006	7%	$15,445	(3)%

DAC Ending Balances
Variable Annuities DAC	$1,713	$1,758	(3)%	$1,722	(1)%
Life and Health DAC	$963	$980	(2)%	$964	-

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	17	(11)	NM	24	(29)%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	2	2	-	—	-
Total revenues	19	(9)	NM	24	(21)%
Banking and deposit interest expense	6	2	NM	3	NM
Adjusted operating total net revenues	13	(11)	NM	21	(38)%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	27	14	(93)%	27	-
General and administrative expense	60	48	(25)%	50	(20)%
Adjusted operating expenses	87	62	(40)%	77	(13)%
Pretax adjusted operating earnings (loss)	$(74)	$(73)	(1)%	$(56)	(32)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	46	38	21%	44	5%
Premiums, policy and contract charges	25	25	-	23	9%
Other revenues	—	—	-	—	-
Total revenues	71	63	13%	67	6%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	71	63	13%	67	6%

Expenses
Distribution expenses	(3)	(3)	-	(2)	50%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	58	65	11%	58	-
Remeasurement (gains) losses of future policy benefit reserves	(2)	(6)	(67)%	4	NM
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	1	3	67%	1	-
General and administrative expense	7	4	(75)%	5	(40)%
Adjusted operating expenses	61	63	3%	66	8%
Pretax adjusted operating earnings (loss)	$10	$—	-	$1	NM

Long Term Care Policyholder Reserves, net of reinsurance	$2,456	$2,496	(2)%	$2,616	(6)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	1	—	-	—	-
Net investment income	8	8	-	8	-
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	50	55	(9)%	52	(4)%
Total revenues	59	63	(6)%	60	(2)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	59	63	(6)%	60	(2)%

Expenses
Distribution expenses	—	1	NM	—	-
Interest credited to fixed accounts	59	61	3%	57	(4)%
Benefits, claims, losses and settlement expenses	1	2	50%	—	-
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	4	—	-	2	NM
Interest and debt expense	—	—	-	1	NM
General and administrative expense	3	4	25%	5	40%
Adjusted operating expenses	67	68	1%	65	(3)%
Pretax adjusted operating earnings (loss)	$(8)	$(5)	(60)%	$(5)	(60)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	3 Qtr 2023	3 Qtr 2022	% Better/ (Worse)	2 Qtr 2023	% Better/ (Worse)

Revenues
Management and financial advice fees	$(38)	$(35)	(9)%	$(37)	(3)%
Distribution fees	(283)	(270)	(5)%	(277)	(2)%
Net investment income	(14)	(5)	NM	(12)	(17)%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	—	-
Total revenues	(343)	(318)	(8)%	(334)	(3)%
Banking and deposit interest expense	(6)	(2)	NM	(3)	NM
Adjusted operating total net revenues	(337)	(316)	(7)%	(331)	(2)%

Expenses
Distribution expenses	(304)	(293)	4%	(299)	2%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(4)	(5)	(20)%	(5)	(20)%
Remeasurement (gains) losses of future policy benefit reserves	—	—	-	—	-
Change in fair value of market risk benefits	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(9)	(3)	NM	(9)	-
General and administrative expense	(20)	(15)	33%	(18)	11%
Adjusted operating expenses	(337)	(316)	7%	(331)	2%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	September 30, 2023	September 30, 2022	June 30, 2023

Long-term Debt Summary
Senior notes	$3,550	$2,800	$3,550
Finance lease liabilities	22	33	23
Other (1)	(15)	(11)	(16)
Total Ameriprise Financial long-term debt	3,557	2,822	3,557
Non-recourse debt of consolidated investment entities	2,222	2,401	2,264
Total long-term debt	$5,779	$5,223	$5,821

Total Ameriprise Financial long-term debt	$3,557	$2,822	$3,557
Finance lease liabilities	(22)	(33)	(23)
Other (1)	15	11	16
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$3,550	$2,800	$3,550

Total equity (2)	$3,825	$3,618	$4,080
Equity of consolidated investment entities	(10)	(6)	(10)
Total equity excluding CIEs	$3,815	$3,612	$4,070

Total Ameriprise Financial capital	$7,382	$6,440	$7,637
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$7,365	$6,412	$7,620

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	48.2%	43.8%	46.6%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	48.2%	43.7%	46.6%

Available Capital for Capital Adequacy	$5,247	$5,259	$5,011

(1) Includes adjustments for net unamortized discounts, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	September 30, 2023	December 31, 2022

Assets
Cash and cash equivalents	$7,010	$6,964
Cash of consolidated investment entities	91	133
Investments	51,995	44,524
Investments of consolidated investment entities	2,166	2,354
Market risk benefits	1,644	1,015
Separate account assets	72,354	73,962
Receivables	14,800	15,595
Receivables of consolidated investment entities	29	20
Deferred acquisition costs	2,725	2,777
Restricted and segregated cash and investments	1,569	2,229
Other assets	10,753	9,277
Other assets of consolidated investment entities	—	2
Total Assets	$165,136	$158,852

Liabilities
Policyholder account balances, future policy benefits and claims	$35,526	$34,132
Market risk benefits	1,525	2,118
Separate account liabilities	72,354	73,962
Customer deposits	36,109	30,775
Short-term borrowings	201	201
Long-term debt	3,557	2,821
Debt of consolidated investment entities	2,222	2,363
Accounts payable and accrued expenses	2,307	2,242
Other liabilities	7,473	6,316
Other liabilities of consolidated investment entities	37	119
Total Liabilities	161,311	155,049

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,744	9,517
Retained earnings	21,670	19,918
Treasury stock	(24,752)	(23,089)
Accumulated other comprehensive income, net of tax	(2,840)	(2,546)
Total Equity	3,825	3,803
Total Liabilities and Equity	$165,136	$158,852

Supplemental Non-GAAP Information:
Available Capital for Capital Adequacy	$5,247	$5,209

Ameriprise Financial, Inc.
Disclosed Items - Included in Adjusted Operating Earnings
(in millions, unaudited)	3 Qtr 2023
	RPS	Corporate
	Valuation Assumption & Model Changes (1)	Valuation Assumption & Model Changes (1)
Revenues
Management and financial advice fees	$—	$—
Distribution fees	—	—
Net investment income	—	—
Premiums, policy and contract charges	1	—
Other revenues	—	—
Total revenues	1	—
Banking and deposit interest expense	—	—
Adjusted operating total net revenues	1	—

Expenses
Distribution expenses	—	—
Interest credited to fixed accounts	—	—
Benefits, claims, losses and settlement expenses	(17)	—
Remeasurement (gains) losses of future policy benefit reserves	(6)	(5)
Change in fair value of market risk benefits	128	—
Amortization of deferred acquisition costs	—	—
Interest and debt expense	—	—
General and administrative expense	—	—
Adjusted operating expenses	105	(5)
Pretax adjusted operating earnings (loss)	$(104)	$5

(1) Net pretax impact of model changes and the annual review/updating of valuation assumptions, including the annual long term care review.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended September 30,		Per Diluted Share Quarter Ended September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022	2023	2022
Net income	$872	$1,061	$8.14	$9.41	(13)%
Adjustments:
Net realized investment gains (losses) (1)	(38)	(88)	(0.35)	(0.78)
Market impact on non-traditional long-duration products (1)	211	405	1.96	3.60
Mean reversion-related impacts (1)	—	(1)	—	(0.01)
Integration/restructuring charges (1)	(12)	(11)	(0.11)	(0.10)
Net income (loss) attributable to consolidated investment entities	—	(3)	—	(0.03)
Tax effect of adjustments (2)	(34)	(64)	(0.32)	(0.57)
Adjusted operating earnings	$745	$823	$6.96	$7.30	(5)%
Pretax impact of annual unlocking	(99)	135	(0.92)	1.20
Tax effect of annual unlocking	21	(28)	0.20	(0.25)
Adjusted operating earnings excluding unlocking	$823	$716	$7.68	$6.35	21%

Weighted average common shares outstanding:
Basic	104.9	110.5
Diluted	107.1	112.7

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date September 30,		Per Diluted Share Year-to-date September 30,		% Better/ (Worse)
(in millions, except per share amounts, unaudited)	2023	2022	2023	2022
Net income	$2,179	$2,500	$20.08	$21.85	(8)%
Adjustments:
Net realized investment gains (losses) (1)	(32)	(86)	(0.29)	(0.75)
Market impact on non-traditional long-duration products (1)	(137)	566	(1.27)	4.95
Mean reversion-related impacts (1)	—	(3)	—	(0.03)
Integration/restructuring charges (1)	(47)	(35)	(0.43)	(0.31)
Net income (loss) attributable to consolidated investment entities	—	(2)	—	(0.02)
Tax effect of adjustments (2)	45	(93)	0.41	(0.81)
Adjusted operating earnings	$2,350	$2,153	$21.66	$18.82	15%
Pretax impact of annual unlocking	(99)	135	(0.91)	1.18
Tax effect of annual unlocking	21	(28)	0.19	(0.24)
Adjusted operating earnings excluding unlocking	$2,428	$2,046	$22.38	$17.88	25%

Weighted average common shares outstanding:
Basic	106.4	112.1
Diluted	108.5	114.4

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended September 30,
(in millions, unaudited)	2023	2022
Total net revenues	$3,925	$3,484
Adjustments:
Net realized investment gains (losses)	(38)	(88)
Market impact on non-traditional long-duration products	3	(1)
Mean Reversion related impacts	—	—
Integration/restructuring charges	—	—
CIEs revenue	45	31
Adjusted operating total net revenues	$3,915	$3,542
Annual unlocking	1	(1)
Adjusted operating total net revenues excluding unlocking	$3,914	$3,543

Total expenses	$2,808	$2,149
Adjustments:
CIEs expenses	45	34
Integration/restructuring charges	12	11
Market impact on non-traditional long-duration products	(208)	(406)
Mean reversion-related impacts	—	1
Adjusted operating expenses	$2,959	$2,509
Annual unlocking	100	(136)
Adjusted operating total net expenses excluding unlocking	$2,859	$2,645

Pretax income	$1,117	$1,335
Pretax adjusted operating earnings	$956	$1,033
Pretax adjusted operating earnings excluding unlocking	$1,055	$898

Pretax income margin	28.5%	38.3%
Pretax adjusted operating margin	24.4%	29.2%
Pretax adjusted operating margin excluding unlocking	27.0%	25.3%

Ameriprise Financial, Inc.
Reconciliation Table: Available Capital for Capital Adequacy
(in millions, unaudited)	September 30, 2023	September 30, 2022	June 30, 2023
Ameriprise Financial GAAP Equity	$3,825	$3,618	$4,080
Less: AOCI	(2,840)	(2,665)	(2,349)
Ameriprise Financial GAAP Equity, excl AOCI	6,665	6,283	6,429
Less: RiverSource Life Insurance Co. GAAP Equity, excluding AOCI	2,084	1,882	1,855
Add: RiverSource Life Insurance Co. statutory total adjusted capital	2,842	2,998	2,653
Less: Goodwill and intangibles	2,487	2,415	2,525
Add: Other adjustments	311	275	309
Available Capital for Capital Adequacy	$5,247	$5,259	$5,011

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,335	$1,033
Income tax provision	$274	$210

Effective tax rate	20.5%	20.3%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended September 30, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$1,117	$956
Income tax provision	$245	$211

Pretax income excluding accrual for regulatory matter		$976
Income tax provision		$211

Effective tax rate	21.8%	22.1%
Effective tax rate excluding accrual for regulatory matter		21.6%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Year-to-date September 30, 2023
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$2,740	$2,956
Income tax provision	$561	$606

Effective tax rate	20.5%	20.5%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Operating Margin
	Quarter Ended September 30, 2023		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Adjusted operating net revenues	$2,407	$2,137	13%

Distribution expenses	1,253	1,149
Interest and debt expense	6	3
General and administrative expenses	419	390
Adjusted operating expenses	1,678	1,542	(9)%
Less: Regulatory accrual	20	—
Adjusted operating expenses excluding accrual for regulatory matter	1,658	1,542	(8)%

Pretax adjusted operating earnings	$729	$595	23%
Pretax adjusted operating earnings excluding accrual for regulatory matter	$749	$595	26%

Pretax adjusted operating margin	30.3%	27.8%	250bps
Pretax adjusted operating margin excluding accrual for regulatory matter	31.1%	27.8%	330bps

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management General and Administrative Expense
	Quarter Ended September 30, 2023		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Total G&A Expense	$419	$390	(7)%
Less: Regulatory accrual	20	—
Total G&A Expense excluding accrual for regulatory matter	$399	$390	(2)%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management General and Administrative Expense
	Quarter Ended September 30, 2023		% Better/ (Worse)
(in millions, unaudited)	2023	2022
Total G&A Expense	$390	$391	-
Less: Impact of foreign exchange translation	12	—
Total G&A Expense excluding impact of foreign exchange translation	$378	$391	3%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended September 30,
(in millions, unaudited)	2023	2022
Net income	$2,828	$3,200
Less: Adjustments (1)	(254)	332
Adjusted operating earnings	3,082	2,868
Less: Annual unlocking (2)	(78)	107
Adjusted operating earnings excluding unlocking	$3,160	$2,761

Total Ameriprise Financial, Inc. shareholders’ equity	$3,894	$4,367
Less: Accumulated other comprehensive income, net of tax	(2,477)	(1,383)
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	6,371	5,750
Less: Equity impacts attributable to the consolidated investment entities	(3)	1
Adjusted operating equity	$6,374	$5,749

Return on equity excluding AOCI	44.4%	55.7%
Adjusted operating return on equity excluding AOCI (3)	48.4%	49.9%
Adjusted operating return on equity excluding AOCI and unlocking (3)	49.6%	48.0%

(1) Adjustments reflect the sum of after-tax net realized investment gains/losses, net of the reinsurance accrual; the market impact on non-traditional long-duration products (including variable and fixed deferred annuity contracts and UL insurance contracts), net of hedges and related reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; gain or loss on disposal of a business that is not considered discontinued operations; integration and restructuring charges; income (loss) from discontinued operations; and net income (loss) from consolidated investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.
(3) Adjusted operating return on equity, excluding AOCI is calculated using adjusted operating earnings in the numerator, and Ameriprise Financial shareholders’ equity, excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.